FOR IMMEDIATE RELEASE

SAEXPLORATION SIGNS THREE YEAR AGREEMENT WITH HOCOL S.A. TO PROVIDE GEOPHYSICAL SERVICES IN COLOMBIA

April 12, 2017 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCQB: SXPLW), or SAE, today announced the signing of a three year agreement with Hocol S.A. to be its provider of seismic acquisition services in Colombia. Founded in 1956, Hocol S.A. is a subsidiary of Ecopetrol S.A., the national oil company in Colombia, and is focused on exploration and production activities throughout the country.
The agreement contains an option for renewal at maturity. All project awards earned under this agreement will be contracted through supplemental agreements on a project-by-project basis. Business development efforts are currently underway with the expectation of imminently receiving new awards for projects that will begin in the second half of 2017. SAE further expects these initial project awards to be followed by additional project awards covering opportunities in 2018 and 2019.
Brian Beatty, COO of SAE, commented, “We are very pleased to once again work with such a well-established customer who is so integral to the oil and gas industry in South America. Hocol’s commitment to safety, the local communities, social responsibility and to the environment mirror our core values at SAE. In addition to solidifying our strong market position, we believe this agreement will serve as a catalyst for further growth in activity within the broader exploration market in Colombia.”
About SAExploration Holdings, Inc.
SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, Southeast Asia and West Africa. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of logistical support and in-field data processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil and New Zealand. For more information, please visit SAE’s website at www.saexploration.com.

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The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.
Forward Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE's financial condition, results of operations and business and SAE's expectations or beliefs concerning future periods and possible future events. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
Contact
SAExploration Holdings, Inc.
Ryan Abney
Vice President, Finance
(281) 258-4409
rabney@saexploration.com

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